As filed with the Securities and Exchange Commission on February 19, 2010

Registration No. 333-145919

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to Form S-1 on

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1400	77-0664171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

David C. Sienko, Esq.

General Counsel

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copy to:

Donald J. Bingle, Esq.

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

(312) 372-1121

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.25 per share underlying certain Series 1 Warrants	460,976	—	—	— (1)
Common Stock, par value $0.25 per share underlying certain Series 1 Warrants	7,682,927	—	—	— (2)
Common Stock, par value $0.25 per share underlying certain Series 3 Warrants	18,400,000	—	—	— (3)

(1)	The filing fee for these shares was previously paid in connection with post-effective amendment no. 1 to Form S-3 on Form S-1 filed on April 23, 2009.
(2)	The filing fee for these shares was previously paid in connection with a prospectus supplement filed on December 11, 2008 under Rule 424(b)(5).
(3)	The filing fee for these shares was previously paid in connection with a prospectus supplement filed on February 5, 2009 under Rule 424(b)(5).

EXPLANATORY NOTE

This post-effective amendment no. 2 to our registration statement on Form S-1, which was previously converted from an automatic shelf registration statement on Form S-3 (File No. 333-145919, which became automatically effective upon filing on September 7, 2007) by a post effective amendment filed on April 23, 2009 (the “Registration Statement”), is being filed to update the Registration Statement to include information from our annual report on Form 10-K for the year ended December 31, 2009, filed on February 17, 2010, and to coincidentally convert the Registration Statement on Form S-1 into a Form S-3. At that time we became eligible to register securities on Form S-3. This amended Registration Statement relates to the registration of (i) 26,059,427 shares of our common stock, $0.25 par value per share, issuable upon exercise of certain warrants previously issued under the Registration Statement, (ii) 460,976 shares of our common stock, $0.25 par value per share, issuable upon exercise of certain warrants we issued in a private placement, and (iii) the resale by certain selling stockholders named herein of shares of our common stock issued to such selling stockholders under clause (ii).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 18, 2010

PROSPECTUS

26,520,403 SHARES OF COMMON STOCK

HECLA MINING COMPANY

We have prepared this prospectus to issue to holders of certain of our warrants previously issued by us shares of our common stock upon exercise of such warrants. We have also prepared this prospectus to allow the recipients of certain of such shares named herein, or their pledgees, donees, transferees, or other successors in interest (the “Selling Stockholders”) to resell, from time to time, up to 6,314,635 shares of our common stock which they may acquire upon exercise of certain of such warrants.

To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants. To the extent any of the warrants are exercised pursuant to cashless exercise provisions, we will not receive any proceeds from any such sale of these shares. We will not receive any proceeds from the resale of our common stock by any Selling Stockholders.

You should read this prospectus carefully before you invest in our securities. You should read this prospectus together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “HL.” The last reported sale price of our common stock on the New York Stock Exchange on February 17, 2010 was $5.40 per share.

Investing in shares of our common stock involves a high degree of risk. Before buying any shares (including by exercise of warrants), you should read the discussion of material risks in “Risk Factors” on page 1 of this prospectus.

The complete mailing address and telephone number of our principal executive offices is:

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(208) 769-4100

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February     , 2010.

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

RISK FACTORS

You should consider the “Risk Factors” included under Item 1A. to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Information Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the other public filings (including information incorporated by reference herein) are “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements include our current expectations and projections about future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “could,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, those set forth under “Risk Factors” included under Item 1A. to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections included in such risk factors have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles (“GAAP”) or any guidelines of the Securities and Exchange Commission (“SEC”). Actual results will vary, perhaps materially, and we undertake no obligation to update the projections at any future date. You are strongly cautioned not to place undue reliance on such projections. All subsequent written and oral forward-looking statements attributable to Hecla Mining Company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

To the extent warrants are exercised on a cashless basis, we will receive no proceeds. To the extent the warrants are exercised for cash, we will receive the exercise price for those warrants. Otherwise, the net proceeds from any disposition of the shares covered hereby will be received by the Selling Stockholders. We will not receive any of the proceeds from the sale by the Selling Stockholders of the common stock offered by this prospectus. If all of the warrants covered by this prospectus are exercised in full for cash, we will receive proceeds of approximately $66 million.

We intend to use any net proceeds from the exercise of the warrants for working capital and general corporate purposes, including development and operational expenses, capital projects, and payment of principal and interest on debt, if any, outstanding from time to time.

Description of the Warrant Transactions

On February 10, 2009, we closed an underwritten public offering of 36.8 million shares of common stock and Series 3 Warrants to purchase 18.4 million shares of our common stock (which numbers include the underwriters’ exercise of their over-allotment option). The securities were issued in the form of units (“Units”), with each Unit consisting of one share of our common stock and one-half Series 3 common stock purchase warrant. The Units were sold at a price of $2.05 per Unit. Each whole warrant is exercisable for a share of our common stock at a price of $2.50 per share, and expires on August 10, 2014. Canaccord Adams acted as the underwriter for this public offering.

The Units were sold under a base prospectus dated as of September 7, 2007, as supplemented by a prospectus supplement filed with the SEC on February 5, 2009, both of which were a part of the registration statement of which this prospectus is a part. More information concerning the offering of Units can be obtained from our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus. Please refer to “Where You Can Find More Information” below for directions on obtaining those documents.

The Underwriting Agreement pursuant to which we sold the Units to the underwriters is included as an exhibit to our Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus. Please refer to “Where You Can Find More Information” below for directions on obtaining that document. Among the terms of the Underwriting Agreement, we are required to use our best efforts to file a shelf registration statement with the SEC and to maintain its effectiveness for a period of time, with respect to the issuance of shares of common stock issuable upon exercise of the Series 3 Warrants (holders of Series 3 Warrants are referred to hereinafter as the “Series 3 Warrant Holders”). This prospectus is part of the registration statement filed in satisfaction of our obligations.

On December 11, 2008, we sold to several institutions, including those identified as Selling Stockholders in this prospectus, approximately 10,244,000 shares of our common stock, priced at $2.05 per share, along with Series 1 Warrants to purchase up to 7,682,927 shares of our common stock at an exercise price of $2.45 per share, expiring on or about June 9, 2014, and Series 2 warrants to purchase up to 7,682,927 shares of our common stock at an exercise price of $2.35 per share, which expired unexercised on February 28, 2009. Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc., acted as our placement agent for the offering, and received a placement fee equal to $945,000 as well as Series 1 Warrants to purchase 460,976 shares of our common stock at an exercise price of $2.56 per share. The shares of our common stock and the Series 1 and Series 2 Warrants were offered and sold under a base prospectus dated as of September 7, 2007, as supplemented by a prospectus supplement filed with the SEC on December 10, 2008, both of which were a part of the registration statement of which this prospectus is a part.

The securities were sold pursuant to a Securities Purchase Agreement between us and each of the Selling Stockholders, and that agreement is included as an exhibit to registration statement of which this prospectus is a part, and is incorporated by reference in this prospectus. Among the terms of the Series 1 Warrants, we are required to use our best efforts to file a shelf registration statement with the SEC and to maintain its effectiveness for a period of time, with respect to the shares of common stock issuable upon exercise of the Series 1 Warrants. This prospectus is part of the registration statement filed in satisfaction of our obligations

SELLING STOCKHOLDERS

We have prepared this prospectus, in part, to facilitate the sale by the Selling Stockholders, from time to time, of up to 6,314,635 shares of our common stock, which they may acquire upon the exercise of Series 1 Warrants which are held by certain Selling Stockholders.

All of the common stock offered by this prospectus may be offered by the Selling Stockholders for their own accounts. We would not receive any proceeds from any such sale of these shares. To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants.

Security Holdings of Selling Stockholders

The following table sets forth information with respect to our common stock known to us to be beneficially owned by the Selling Stockholders as of February 17, 2010, including shares obtainable under Series 1 Warrants, and being offered under this prospectus. To our knowledge, except as otherwise disclosed herein, each of the Selling Stockholders has sole voting and investment power over the common stock listed in the table below. Except as otherwise disclosed herein (including the documents incorporated herein by reference), no Selling Stockholder, to our knowledge, has had a material relationship with us during the three years immediately preceding this offering, other than as an owner of our common stock or other securities. We are not able to estimate the amount of shares that will be held by each Selling Stockholder after the completion of this offering because each Selling Stockholder may offer all or some of its shares, and, except as indicated in the following table, there currently are no agreements, arrangements, or understandings with respect to the sale of any of the shares. The following table assumes that all of the shares being registered pursuant to this prospectus will be sold.

Name	Total Number of Shares Before Sale†	Shares Offered Hereby	Shares Remaining After Sale	Percent*
RBC Capital Markets Corporation (1)	605,494	460,976	144,518	#
Ramius Navigation Master Fund Ltd. (2)	2,745,466	1,756,097	989,369	#
BMO Nesbitt Burns Inc. (3)	2,655,183	392,683	2,262,500	#
Hartz Capital Investments, LLC (4)	4,000,353	1,536,585	2,463,768	1.0%
Hudson Bay Fund LP (5)	1,726,119	570,659	1,155,460	#
Hudson Bay Overseas Fund LTD (6)	3,212,764	1,158,610	2,054,154	#
Ramius Enterprise Master Fund Ltd. (7)	849,974	439,025	410,949	#

†	Assumes exercise of all Series 1 Warrants held by such Selling Stockholder, none of which have been exercised or converted as of the date of this prospectus.
*	Percentage is based on 242,028,528 shares of common stock outstanding as of February 16, 2010.
#	Less than 1%
(1)	Andrew Moore, a RBC Capital Markets Corporation investment professional, has the power to exercise investment discretion and voting power with respect to the securities and may be deemed a beneficial owner of such shares. In addition, we have been informed that the selling stockholder holds 770 shares of our Series B Cumulative Convertible Preferred Stock. Mr. Moore disclaims beneficial ownership of all such securities.
(2)	RCG PB, Ltd (“RCG PB”) is the sole shareholder of Ramius Navigation Master Fund Ltd (“Ramius Navigation”) and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Navigation. RCG PB disclaims beneficial ownership of these securities. Ramius Advisors, LLC (“Ramius Advisors”) is the investment manager of Ramius Navigation and RCG PB and consequently has voting control and investment discretion over securities held by Ramius Navigation. Ramius Advisors disclaims beneficial ownership of these securities. Ramius LLC (“Ramius”) is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors. Ramius disclaims beneficial ownership of these securities. Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius. Cowen disclaims beneficial ownership of these securities. RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered the beneficial owner of any securities deemed to be beneficially owned by Cowen. RCG Holdings disclaims beneficial ownership of these securities. C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings. C4S disclaims beneficial ownership of these securities. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.
(3)	Robyn Schultz has the power to vote and dispose of the shares held by BMO Nesbitt Burns Inc.
(4)	Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC c/o Empery Asset Management LP (“HCI”), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.
(5)	Sander Gerber has voting and investment power over these securities. In addition, we have been informed that the selling stockholder holds 15,081 shares of our 6.5% Mandatory Convertible Preferred Stock. Sander Gerber disclaims beneficial ownership over all the securities held by Hudson Bay Fund LP. The selling stockholder acquired these securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.
(6)	Sander Gerber has voting and investment power over these securities. In addition, we have been informed that the selling stockholder holds 26,019 shares of our 6.5% Mandatory Convertible Preferred Stock. Sander Gerber disclaims beneficial ownership over all the securities held by Hudson Bay Overseas Fund Ltd. The selling stockholder acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(7)	Ramius Advisors, LLC (“Ramius Advisors”) is the investment manager of Ramius Enterprise Master Fund Ltd (“Ramius Enterprise”) and consequently has voting control and investment discretion over securities held by Ramius Enterprise. Ramius Advisors disclaims beneficial ownership of these securities. Ramius LLC (“Ramius”) is the managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors. Ramius disclaims beneficial ownership of these securities. Cowen Group, Inc. (“Cowen”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius. Cowen disclaims beneficial ownership of these securities. RCG Holdings LLC (“RCG Holdings”) is a significant shareholder of Cowen and may be considered the beneficial owner of any securities deemed to be beneficially owned by Cowen. RCG Holdings disclaims beneficial ownership of these securities. C4S & Co., L.L.C. (“C4S”) is the managing member of RCG Holdings and may be considered the beneficial owner of any securities deemed to be beneficially owned by RCG Holdings. C4S disclaims beneficial ownership of these securities. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.

This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

PLAN OF DISTRIBUTION

Exercise of the Warrants

Holders of the Series 3 Warrants and the Series 1 Warrants may exercise their respective Warrants to purchase shares of our common stock on or before the applicable expiration date by delivering to us (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the Warrants, payment of the exercise price for the number of shares with respect to which the Warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock, and any portion of a Warrant not exercised prior to the expiration date shall be and become void and of no value.

In addition, the holders of the Warrants may make (some Warrant holders are required to make) a “cashless exercise” if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the Warrants. This means the holders of the Warrants would receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the Warrant is being exercised, the volume weighted average of the prices per share of our common stock on the trading date immediately prior to the date of exercise and the applicable exercise price of the Warrants.

The shares of common stock issuable on exercise of the Warrants will be, when issued and paid for in accordance with the respective Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Warrants.

Resales

Each Selling Stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the New York Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares.

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee, or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with any sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from any sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from any such sale.

The Selling Stockholders and other recipients of common stock issued by us hereunder upon exercise of warrants also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or otherwise permitted by applicable law.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in this prospectus, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify certain Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We will pay all fees and expenses in connection with the registration statement, of which this prospectus constitutes a part, excluding any underwriting discounts and selling commissions and including without limitation registration and filing fees, printing expenses, messenger, telephone and delivery expenses, and fees and expenses of other advisors retained by us in connection herewith.

We have agreed with the Series 3 Warrant Holders to keep the registration statement, of which this prospectus constitutes a part, effective until August  10, 2014 (the expiration date of the Series 3 Warrants).

DESCRIPTION OF COMMON STOCK

The following summary is not complete. You should refer to the applicable provisions of our Certificate of Incorporation, as amended, and our Bylaws, as amended, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We are authorized to issue 400,000,000 shares of common stock, par value $0.25 per share, of which 242,028,528 shares of common stock were issued and outstanding as of February 16, 2010.

Subject to the rights of the holders of any outstanding shares of preferred stock, each share of common stock is entitled to:

•	one vote on all matters presented to the stockholders, with no cumulative voting rights;

•	receive such dividends as may be declared by the board of directors out of funds legally available therefor; and

•	in the event of our liquidation or dissolution, share ratably in any distribution of our assets.

Holders of shares of common stock do not have preemptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into such shares, and no redemption or sinking fund provisions are applicable. All outstanding shares of common stock are fully paid and nonassessable.

All of our currently outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “HL”.

LEGAL MATTERS

The validity of the shares to be offered hereby was passed upon for us by Bell, Boyd & Lloyd LLP, Chicago, Illinois. On March 1, 2009, Bell, Boyd & Lloyd combined its practice with K&L Gates LLP.

EXPERTS

The consolidated financial statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus and in the Registration Statement by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-3. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington D.C. 20549.

You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC’s Internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. You may read and copy our SEC filings and other information at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which we filed with the SEC on February 17, 2010;

•	Current Report on Form 8-K, which we filed with the SEC on February 2, 2010;

•	The description of our capital stock contained in our Form 8-B filed with the SEC on May 6, 1983; and

•

All documents filed by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: Investor Relations, Hecla Mining Company, 6500 North Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815, (208) 769-4100. In addition, each document incorporated by reference is readily accessible on our Web site at www.hecla-mining.com.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

SEC Registration Fee	$0	*
Printing and engraving expenses	$5,000
Accountant’s fees and expenses	$20,000
Legal fees and expenses	$50,000
Miscellaneous	$5,000
Total	$80,000

*	Previously paid. See Calculation of Registration Fee table on front cover.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are organized under the Delaware General Corporation Law (DGCL) which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person, in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

The DGCL permits a Delaware corporation to purchase and maintain on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.

The DGCL further permits a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation, as amended, eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law. Our certificate of incorporation, as amended, and by-laws, as amended, provide that we will indemnify our officers and directors to the fullest extent permitted by Delaware law.

In addition, we have entered into an Indemnification Agreement with each of our officers and directors, which states that if the officer or director that is a party to the agreement was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation, whether conducted by us or any other party, by reason of (or arising in part out of) any event or occurrence related to the fact that the officer or director is or was our director, officer, employee, agent, or fiduciary or is or was serving at our request as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise or by reason of anything done or not done by the officer or director that is a party to the agreement in any such capacity, we shall indemnify such officer or director to the fullest extent permitted by law and New York Stock Exchange requirements against any and all attorneys’ fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in any claim described above, and judgments, fines, penalties, and amounts paid in settlement of any claim described above, provided that a member or members of our board of directors has not concluded upon review of the claim that the director or officer party to the agreement would not be permitted to be indemnified under applicable law. Prior to our change in control, as defined in the agreement, the director or officer who is a party to the agreement will not be entitled to indemnification in connection with any claim described above by such officer or director against us or any of our other directors or officers except under certain circumstances. In the event of a change in control, as defined in the agreement, other than a change in control which has been approved by a majority of our board of directors who were directors immediately prior to such change in control, then with respect to all matters thereafter rising concerning the rights of the director or officer party to the agreement to indemnity payments, we are required to seek legal advice only from special, independent counsel selected by such officer or director and approved by us.

The foregoing statements are subject to the detailed provisions of the DGCL and our certificate of incorporation, as amended and our bylaws, as amended.

ITEM 16.	EXHIBITS

See Exhibit Index on page II-6 of this registration statement.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus field pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hecla Mining Company has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on February 18, 2010.

HECLA MINING COMPANY

By:	/S/ MICHAEL B. WHITE
Michael B. White Corporate Secretary

Date:	February 18, 2010

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on the 18th day of February, 2010.

*	*
Phillips S. Baker, Jr. President, Chief Executive Officer and Director (principal executive officer)	Ted Crumley Director

*	*
James A. Sabala Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	Charles B. Stanley Director

*	*
John H. Bowles Director	George R. Nethercutt, Jr. Director

*	*
David J. Christensen Director	Terry V. Rogers Director

*
Anthony P. Taylor Director

*	Pursuant to Power of Attorney

By:	/S/ MICHAEL B. WHITE
Michael B. White
Attorney-in-fact

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

3.1	Certificate of Incorporation of the Registrant as amended to date. Filed as exhibit 3.1 to Registrant’s Form 10-K for the year ended December 31, 2009 (File No. 1-8491), and incorporated herein by reference.

3.2	Bylaws of the Registrant as amended to date. Filed as exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on December 6, 2007 (File No. 1-8491), and incorporated herein by reference.

4.1(a)	Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant. Filed as exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 1-8491), and incorporated herein by reference.

4.1(b)	Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 1-8491), and incorporated herein by reference.

4.1(c)	Certificate of Designations of 6.5% Mandatory Convertible Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 1-8491), and incorporated herein by reference.

4.1(d)	Certificate of Designations, Preferences and Rights of 12% Convertible Preferred Stock of the Registrant. Filed as part of exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 1-8491), and incorporated herein by reference.

4.2(a)	Form of Series 1 Common Stock Purchase Warrant. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on December 11, 2008 (File No. 1-8491), and incorporated herein by reference.

4.2(b)	Form of Series 3 Common Stock Purchase Warrant. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on February 9, 2009 (File No. 1-8491), and incorporated herein by reference.

4.2(c)	Form of Series 4 Common Stock Purchase Warrant. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on June 8, 2009 (File No. 1-8491), and incorporated herein by reference.

5.1	Opinion of Bell, Boyd & Lloyd LLP. Filed as exhibit 5.1 to Registrant’s Registration Statement on Form S-3 filed on September 7, 2009 (File No. 333-145919), and incorporated herein by reference.

23.1	Bell, Boyd & Lloyd LLP (included in Exhibit 5.1).

23.2	Consent of BDO Seidman, LLP.**

24.1	Powers of Attorney.***

**	Filed herewith.
***	Previously filed.